                                  EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2001 relating to the financial statements of the Commerce Division, a division of Inktomi Corporation, which appears in the Current Report on Form 8-K/A of e-centives, Inc., dated June 11, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
January 28, 2002